Exhibit (14)(b)

                               CONSENT OF COUNSEL

                  We hereby consent (i) to the use of our name and to the references to our Firm included in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-14 of Armada Funds, which was filed under the Securities Act of 1933 on August 13, 2003; and (ii) the use and incorporation by reference in such Pre-Effective Amendment No. 2 of our Firm's opinion and consent of counsel filed as Exhibit (12) to the Registration Statement on Form N-14 of Armada Funds filed on August 13, 2003.

                                                  /S/ DRINKER BIDDLE & REATH LLP
                                                  ------------------------------
                                                  Drinker Biddle & Reath LLP


Philadelphia, Pennsylvania
October 14, 2003